Exhibit 99.1

Modern VideoFilm, Inc. and Subsidiaries

Index

Page

Independent Auditor’s Report	2-3

Consolidated Balance Sheets
as of May 31, 2015 and 2014	4

Consolidated Statements of Operations
for the years ended May 31, 2015 and 2014	5

Consolidated Statements of Stockholder’s Deficit
for the years ended May 31, 2015 and 2014	6

Consolidated Statements of Cash Flows
for the years ended May 31, 2015 and 2014	7

Notes to Consolidated Financial Statements	8 - 16

Independent Auditor’s Report

To the Shareholder, Lender and Management of

Modern VideoFilm, Inc. and Subsidiaries

Los Angeles, California

We have audited the accompanying consolidated financial statements of Modern VideoFilm, Inc. and Subsidiaries, which comprise the consolidated balance sheets as of May 31, 2015 and 2014, and the related consolidated statements of operations, stockholder’s deficit, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Modern VideoFilm, Inc. and Subsidiaries as of May 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying financial statements have been prepared assuming that Modern VideoFilm, Inc. and Subsidiaries will continue as a going concern. As described in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

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During the year ended May 31, 2015, Modern VideoFilm, Inc. and Subsidiaries’ primary creditor exercised its rights under the loan agreement and replaced the Company’s board of directors with its nominee. As described in Note 1, the new director then engaged a restructuring firm to manage the daily affairs of the Company. During this time Modern VideoFilm, Inc. and Subsidiaries were not meeting their obligations to other parties in the normal course of business and subsequent to May 31, 2015, the primary creditor took possession of all assets as a result of the Company’s continuing defaults under the loan agreement. Subsequent to May 31, 2015, certain assets of the Company were sold to an unrelated party and operations ceased. Our opinion is not modified with respect to this matter.

/s/ BDO USA, LLP

Los Angeles, California

September 14, 2015

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Modern VideoFilm, Inc. and Subsidiaries

Consolidated Balance Sheets
(dollar amounts in thousands)

May 31,	2015	2014

Assets
Cash and cash equivalents	$990	$1,433
Accounts receivable, net of allowance of $225 and $262, respectively	4,541	6,431
Inventories	94	169
Prepaid expenses	247	291
Other current assets	1,028	1,260

Total current assets	6,900	9,584

Property and equipment, net	5,684	26,268
Receivable from officer and affiliated company, net of allowance of $3,657 and $3,587, respectively	-	-
Deposits and other assets	1,275	2,191

Total assets	$13,859	$38,043

Liabilities and Stockholder’s Deficit
Current portion of notes and credit facility obligations	$73,772	$974
Accounts payable	1,737	1,327
Accrued liabilities	2,552	3,614

Total current liabilities	78,061	5,915

Notes and credit facility obligations, less current portion	-	60,831
Other long-term liabilities	9,978	10,432

Total liabilities	88,039	77,178

Commitments and Contingencies (Notes 7 and 12)

Stockholder’s deficit
Preferred stock, par value of $0.001; 10,000 shares authorized, no shares issued and outstanding	-	-
Common stock, par value of $0.001; 250,000 shares authorized, 55,000 shares issued and outstanding	-	-
Additional paid-in capital	6,180	6,180
Accumulated deficit	(80,360)	(45,315)

Total stockholder’s deficit	(74,180)	(39,135)

Total liabilities and stockholder’s deficit	$13,859	$38,043

See accompanying notes to consolidated financial statements.

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Modern VideoFilm, Inc. and Subsidiaries

Consolidated Statements of Operations
(dollar amounts in thousands)

Years ended May 31,	2015	2014

Revenues	$43,569	$51,226

Cost of revenues	(37,236)	(41,474)

Gross profit	6,333	9,752

Selling, general and administrative expenses	(6,556)	(10,580)

Restructuring costs	(3,539)	-

Depreciation and amortization expenses	(7,588)	(7,567)

Impairment expense	(13,346)	-

Loss from operations	(24,696)	(8,395)

Interest expense	(10,360)	(8,755)

Other income, net	13	1,470

Net loss before provision for income taxes	(35,043)	(15,680)

Provision for income taxes	(2)	(8)

Net loss	$(35,045)	$(15,688)

See accompanying notes to consolidated financial statements.

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Modern VideoFilm, Inc. and Subsidiaries

Consolidated Statements of Stockholder’s Deficit

(dollar amounts in thousands)

	Common Stock		Additional	Accumulated	Total Stockholder’s
	Shares	Amount	Paid-in Capital	Deficit	Deficit

Balance at May 31, 2013	55	$-	$6,180	$(29,627)	$(23,447)

Net loss	-	-	-	(15,688)	(15,688)

Balance at May 31, 2014	55	-	6,180	(45,315)	(39,135)

Net loss	-	-	-	(35,045)	(35,045)

Balance at May 31, 2015	55	$-	$6,180	$(80,360)	$(74,180)

See accompanying notes to consolidated financial statements.

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Modern VideoFilm, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(dollar amounts in thousands)

Years ended May 31,	2015	2014

Cash flows from operating activities
Net loss	$(35,045)	$(15,688)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,588	7,567
Impairment of property and equipment	13,346	-
Change in fair value of warrant liabilities	-	(1,470)
Non-cash interest expense	8,941	6,523
Amortization of deferred financing costs	660	660
Amortization of debt discount	418	418
Changes in operating assets and liabilities:
Accounts receivable	1,890	2,853
Inventories	75	72
Prepaids and other current assets	276	(180)
Deposits and other assets	256	92
Accounts payable	774	36
Accrued liabilities	(1,516)	(2,557)

Net cash used by operating activities	(2,337)	(1,674)

Cash flows from investing activities
Proceeds from the sale of property and equipment	13	-
Purchases of property and equipment	(727)	(1,599)

Net cash used in investing activities	(714)	(1,599)

Cash flows from financing activities
Proceeds from notes and credit facilities	6,108	1,763
Payments on notes and credit facilities	(3,500)	-

Net cash provided by financing activities	2,608	1,763

Decrease in cash and cash equivalents	(443)	(1,510)

Cash and cash equivalents, beginning of year	1,433	2,943

Cash and cash equivalents, end of year	$990	$1,433

Supplemental disclosures of cash flow information
Cash paid during the year:
Interest	$17	$901
Taxes	-	-

See accompanying notes to consolidated financial statements.

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Modern VideoFilm, Inc. and Subsidiaries

Notes to Consolidating Financial Statements

1.	Organization

Modern VideoFilm, Inc. (the “Company” or “MVF”) was formed in October 1979 as a California corporation and in July 1998 changed to its current form as a Delaware corporation. The Company provides a full range of post-production and content management services to the entertainment industry including editorial, color grading, digital intermediate finishing, visual effects, restoration, quality control, encoding/transcoding, metadata packaging, content aggregation, archiving and digital distribution. Clients include major film and television studios, online distribution platforms, independent producers and content owners from around the world.

During December 1998, the Company acquired MVF Worldwide Services, Inc. (“WSI”), which operates under a commitment contract with Warner Bros. Entertainment Inc. (“Warner Bros.”) to provide duplication and worldwide distribution across the Warner Bros. product library.

During the fiscal year ended May 31, 2015, the Company’s primary creditor exercised its rights under the Medley Loan (see Note 5) and replaced the Company’s board of directors with its nominee. The new director then engaged a restructuring firm to manage the daily affairs of the Company.

Subsequent to May 31, 2015, the Company’s primary creditor foreclosed on the Company’s assets and simultaneously sold those assets (see Note 13). These consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

2.	Going Concern

The Company generated net losses of $30,045 and $15,688 for the years ended May 31, 2015 and 2014, respectively. Additionally, the Company used $2,337 and $1,674 of net cash for operating activities for the years ended May 31, 2015 and 2014, respectively. The Company has an accumulated deficit of $80,360 and $45,315 as of May 31, 2015 and 2014, respectively, as well as negative working capital of $71,161 and minimal working capital of $3,669 as of May 31, 2015 and 2014, respectively.

As of May 31, 2015, the Company’s business plan included provisions to improve liquidity, cash management practices and reduce operational inefficiencies. Subsequent to May 31, 2015, the Company continued to fall short in respect to its obligations to the primary creditor and other parties in the normal course of business. This severely impacted the Company’s ability to sustain business. See Note 13.

As a result of the Company’s continued failure to meet obligations, the Company may be exposed to greater than normal legal claims in the ordinary course of business, in addition to those described in Note 12.

3.	Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly owned Subsidiaries. Significant intercompany transactions and balances are eliminated upon consolidation.

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Accounting Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents are stated at market value if readily determinable, or at cost, which approximates market value.

Investments

Investments recorded at cost included certificates of deposit and are included in other current assets on the accompanying consolidated balance sheets. Investments carried at cost are not required to be classified in one of the levels prescribed by the fair value hierarchy. Investments carried at cost were $382 and $517, as of May 31, 2015 and 2014, respectively.

Allowance for Bad Debts

The allowance for bad debts is maintained at a level that, in management’s opinion, is adequate to absorb potential losses related to trade receivables. The allowance for bad debts is based upon management’s continuous evaluation of the collectability of outstanding receivables.

Management’s evaluation takes into consideration such factors as past bad debt experience, economic conditions, and information about specific receivables. The allowance for bad debts is based on estimates and ultimate losses may vary from current estimates. As adjustments to these estimates become necessary, they are reported in earnings in the periods that they become known. The allowance is increased by bad debt provisions charged to operating expense and reduced by direct write-offs, net of recoveries.

Concentration of Credit Risk and Credit Risk Evaluations

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of demand deposit accounts, and trade accounts receivable. Cash and cash equivalents are maintained at financial institutions and, at times, balances may exceed federally insured limits. The Company has never experienced any losses related to these balances.

Inventories

Inventories include audio and videotape stock and are stated at the lower of cost (first-in, first-out method) or net realizable value.

Property and Equipment

The Company records property and equipment at cost, net of accumulated depreciation and amortization. Depreciation is computed under the straight-line method based on a useful life of three to six years. When assets are retired or sold, the assets and accumulated depreciation are removed from the respective accounts and any gain or loss is recognized. The cost of maintenance and repairs is charged to expense as incurred whereas significant renewals and betterments that extend the useful lives of the equipment are capitalized.

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Leasehold improvements are amortized based on the useful life of the improvement or the remaining period of the lease, whichever is shorter.

Impairment of Long-Lived Assets

Management periodically reviews the Company’s long-lived assets to determine if there are any events that would cause them to believe that expected future cash flows (undiscounted and without interest charges) from each long-lived asset would not result in the recovery of the carrying amounts of such assets. Should the expected future cash flows be less than the carrying value, an impairment charge is recognized to write down the related asset to its estimated fair value.

Revenue Recognition

Revenues and cost of revenues are recognized when the service provided for a particular job is completed. Any amounts billed prior to completion of the related work are recorded as deferred revenue in the accompanying consolidated balance sheets until such time as the related work is completed and revenue is realized.

Income Taxes

The Company accounts for income taxes in accordance with Accounting Standards Codification (“ASC”) 740, Income Taxes. Under ASC 740, deferred income tax assets or liabilities are computed based on the temporary difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal income tax rate in effect for the year in which the differences are expected to reverse. Deferred income tax expenses or credits are based on the changes in the deferred income tax assets or liabilities from period to period.

ASC 740 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Accounting Standard also provides guidance on derecognition, classification, interest and penalties, and disclosure. The Company adopted a policy to recognize interest and penalties on taxes, if any, within operations as income tax expense.

The Company had no material uncertain tax positions as of May 31, 2015.

Restructuring Costs

The Company defines restructuring costs as a one-time cost that is paid to reorganize. Restructuring costs were $3,539 and $0 for the years ended May 31, 2015 and 2014, respectively. As of May 31, 2015 and 2014, the Company owed $242 and $0 to restructuring consultants, respectively.

4.	Fair Value of Financial Instruments

The Company’s financial instruments consists primarily of cash, accounts receivable, accounts payable, accrued expenses, and debt. The fair value of cash, accounts receivable, accounts payable and accrued expenses closely approximate their carrying value due to their short maturities. The carrying amount of debt approximates the fair value of the financial instrument, as the interest rate is variable and approximates the interest rate presently available to the Company.

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Property and Equipment

Property and equipment consists of the following:

May 31,	2015	2014

Furniture, equipment and motor vehicles	$56,337	$56,193
Computers and hardware	2,946	2,925
Leasehold improvements	13,416	13,542

	72,699	72,660

Accumulated depreciation and amortization	(53,669)	(46,392)
Impairment	(13,346)	-

	$5,684	$26,268

Depreciation and amortization expense for the years ended May 31, 2015 and 2014 was $7,588 and $7,567, respectively.

Subsequent to the fiscal year ended May 31, 2015, the assets of the Company were foreclosed upon by Medley Capital Corporation and Medley Opportunity Fund II (“Medley”) and sold to another entity on July 8, 2015 (see Note 13). The fair value of equipment sold was determined using an independent appraisal performed by the buyer of the assets, which was then compared to the carrying amount of the assets. The Company adjusted its equipment assets to the appraised fair value as of May 31, 2015 and recorded impairment expense of $7,469 and $0 for the years ended May 31, 2015 and 2014, respectively. The Company also recorded impairment expense for leasehold improvements of $5,877 and $0 for the years ended May 31, 2015 and 2014, respectively.

5.	Notes and Credit Facility

For the years ended May 31, 2015 and 2014, the Company had term debt facilities pursuant to debt agreements with Medley. The September 25, 2012 Medley debt agreements during the years ended May 31, 2015 and 2014 are summarized as follows:

The $50,000 Medley loan was negotiated to replace $80,651 of then outstanding debt and resulted in the forgiveness of $30,651 which the Company recorded as a gain in other income on the Statement of Operations for the 2013 fiscal year. In addition, as consideration for the refinancing agreement, the Company issued warrants to Medley which are exercisable into the Company’s common stock (see Note 8). The warrants have been classified as a liability and a discount to the Medley loan in the accompanying consolidated balance sheets. The debt discount is amortized to interest expense over the term of the loan and the Company recorded amortization expense of $418 for the years ended May 31, 2015 and 2014. The remaining unamortized debt discount is $1,050 and $1,468 as of May 31, 2015 and 2014, respectively. The Medley loan agreement also requires the Company to meet certain financial and reporting covenants with monthly principal and interest payments as defined by the agreement. As of May 31, 2015 and 2014, the Company was in default with these covenants.

The Medley Term Note bears interest at a combined 9.00% cash interest rate and 3.00% PIK rate, plus an applicable margin of the greater of 1.50% and LIBOR and matures on September 25, 2017. As of May 31, 2015 and 2014, the outstanding balance is $73,772 and $61,805, respectively.

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On November 7, 2012, the Company obtained a revolving credit facility with One West Bank (“OWB”). This facility has a maximum revolving advance of the lower of $9,000 and other criteria as defined by the agreement. This bears interest at LIBOR plus 3.50%. At May 31, 2015 and 2014, the outstanding balance is $0 and $3,500, respectively. The loan agreement also requires the Company to meet certain financial and reporting covenants. As of May 31, 2014, the Company was in default with these covenants. Effective May 31, 2013, the Company entered into an amended agreement which reduced the maximum available balance to $5,500. The Company paid $50 as consideration for the amended agreement. On July 9, 2014, OWB revolving balance of $3,500 was paid off by Medley.

In May 2013, the Company amended its financing agreement with Medley. This amendment included a revision to the principal repayment terms with the first payment due in May 2014. The amendment also includes revisions to financial and reporting covenants and a debt waiver through May 31, 2014. As consideration for the amendment the Company paid fees of $397 and issued the financial institution additional warrants which are exercisable into the Company’s common stock (see Note 8).

Future debt payment commitments based on the terms of the debt, are as follows:

Years ending May 31,	Amount
2016	$73,772

6.	Income Taxes

The provision for income taxes is comprised of the following:

May 31,	2015	2014
Current:
Federal	$-	$-
State	2	8
Deferred:
Federal	-	-
State	-	-
Total provision for income taxes	$2	$8

The primary differences between the statutory federal tax rate and effective tax rate of 0% and 0% for the years ended May 31, 2015 and 2014, respectively, are due to state taxes, officers’ life insurance, meals and entertainment and valuation allowances.

(The remainder of this page intentionally left blank.)

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The components of the net deferred tax asset are as follows:

May 31,	2015	2014
Deferred tax assets:
Net operating loss carryforwards	$24,082	$16,355
Bad debts allowance	1,541	1,541
Accrued vacation	484	484
Other	463	463

Total deferred tax assets	26,570	18,843

Deferred tax liability:
Depreciation	(2,467)	(4,937)
Other	(1,028)	(1,028)

Total net deferred tax assets	23,075	12,878

Less valuation allowance	(23,075)	(12,878)

Net deferred tax asset	$-	$-

The Federal and California net operating loss carryforwards are approximately $98,367 and $72,526 for the years ended May 31, 2015 and 2014, respectively. These federal and California net operating losses expire in various tax years through 2027 and 2017, respectively.

The Company has recorded a full valuation allowance against the realization of its net deferred tax assets as of May 31, 2015 and 2014. The valuation allowance is based on management’s estimates and analyses, which include the impact of tax laws which may limit the Company’s ability to utilize its net deferred tax assets.

7.	Commitments and Contingencies

Lease Obligations

The Company leases its main operating facility under an operating lease agreement. In January 2012, the Company relocated its main operating facility and signed a new 11-year operating lease agreement with two 5-year extension options. As part of the agreement, the Company received a $7,159 tenant improvement allowance and $3,064 rent abatement.

In June 2011, the Company opened an additional operating facility with an initial lease term of 10 years. As part of the agreement, the Company received a $1,048 tenant improvement allowance and $101 rent abatement.

The tenant improvement allowances and rent abatements have been recorded as deferred rent and are included in other long-term liabilities on the accompanying consolidated balance sheets. The deferred rent balance as of May 31, 2015 and 2014 was $9,871 and $10,378, respectively.

The Company also leases one other operating facility. The leases have various terms with expiration dates through 2023.

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The following is a schedule by year of future minimum lease payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of May 31, 2015:

Years ending May 31,	Operating Leases

2016	$4,740
2017	4,850
2018	4,724
2019	4,865
2020	5,128
Thereafter	12,260

Total	$36,567

Certain lease agreements contain provisions for annual rent adjustments in relation to changes in the Consumer Price Index. Some leases also contain provisions requiring the Company to pay real and personal property taxes on the property being leased.

Rent expense was $4,096 and $4,247 for the years ended May 31, 2015 and 2014, respectively.

8.	Common Stock Warrants

In conjunction with a financing contract in September 2012 and an amendment to the financing contract in May 2013, the Company issued common stock warrants to Medley Opportunity Fund II LP, Medley Capital Corporation, Main Street Capital Corporation and Congruent Credit Opportunity Fund II, LP (collectively “warrant holders”).

The warrants are convertible at the warrant holders’ option into 13,750 common shares of the Company at any time on or prior to September 25, 2017. The warrants have an exercise price of $0.0001 per share and are exercisable through either a cash purchase, through a customary net-share settlement formula or reduction of outstanding principal balance of any debt.

The warrants also have a put option whereby the warrant holders can request, at any time and from time to time, the Company to purchase the warrants and warrant shares. The purchase of the warrants and warrant shares is to be settled in cash, and therefore, the warrants have been recorded as a liability. The estimated fair value of the warrants as of May 31, 2015 and 2014 is $0. The warrants will continue to be carried at their fair value with subsequent changes in fair value recorded in other income (expense) in the Statements of Operations at each reporting period.

9.	Employee Benefit Plan

The Company maintains a 401(k) plan for all full-time employees. The Company made a non-discretionary match to its employees’ accounts of the 401(k) plan in the amounts of $49 and $82 for the years ended May 31, 2015 and 2014, respectively. The trustee of the 401(k) plan is Fidelity Management Trust Company.

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10.	Major Customers

Most of the Company’s business activity is with entertainment customers located within California, and a significant portion of this business relates to three customers. Approximate revenues and accounts receivable for customers in which revenues or receivables amount to 10% or more of the Company’s revenues or receivables for the years ended May 31, 2015 and 2014, respectively, are as follows:

May 31, 2015	Amount	Percent

Revenues:
Warner Bros.	$10,153	23%
FOX	8,166	19

Accounts receivable:
Warner Bros.	$1,131	27%
FOX	649	16
NBC/Universal	524	13

May 31, 2014	Amount	Percent

Revenues:
Warner Bros.	$11,861	23%
FOX	9,603	19
Apple	5,300	10

Accounts receivable:
Warner Bros.	$1,403	24%
FOX	1,027	18
Apple	592	10

11.	Related Parties

The Company has various interest and non-interest bearing advances due from the former President of the Company of $3,657 and $3,587 as of May 31, 2015 and 2014, respectively, all of which have been fully reserved. Included in the receivable from officer and affiliated company is $515 and $515 as of May 31, 2015 and 2014, respectively, due from Sidan Engineering LP, d.b.a. GB Engineering, a partnership in which the former President of the Company is the controlling partner. This amount has also been fully reserved as of May 31, 2015 and 2014.

None of the receivables from officers and affiliated company are secured.

12.	Legal Contingencies

In May 2015, Moshe Barkat, founder and former chief executive officer of the Company, filed a lawsuit against Medley, Deloitte Restructuring Group, Company director Charles Sweet, Medley affiliated companies and Modern VideoFilm, Inc. The lawsuit claims that the defendants breached their fiduciary duty to the Company, and breached Barkat’s employment agreement with the Company. The complaint includes causes of action against the defendants for defamation, unfair competition, and other claims. Barkat claimed that the defendants destroyed Barkat’s life work, valued at more than $100 million at the time of their wrongdoing. The Company cannot predict the outcome of the lawsuit. The CFO has also filed for arbitration against the company for wrongful termination.

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The Company is party to various other legal proceedings in the ordinary course of business, which, in the opinion of management, will not have a material adverse impact on its financial position or results of operations.

13.	Subsequent Events

On July 8, 2015, Medley took possession of the Company’s assets as a result of the Company’s continuing defaults under the loan agreement. Concurrent with the repossession, Medley sold the repossessed assets, the Company terminated all active employees, and ceased operations. The Company then notified creditors that the Company had insufficient assets that could be liquidated to pay the remaining portion of the claims held by Medley or any other creditor (including landlords).

On July 31, 2015, the restructuring firm resigned from the Company.

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